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                                                                    Exhibit 21.1


                           Caliper Life Sciences, Inc.
                      Subsidiaries as of December 31, 2005



- Caliper Life Sciences Europe, incorporated in Belgium (wholly owned subsidiary of Caliper Life Sciences, Inc.)

- Caliper Life Sciences Benelux NV, incorporated in Belgium (wholly owned subsidiary of Caliper Life Sciences Europe)

- Caliper Life Sciences S.A., incorporated in France (wholly owned subsidiary of Caliper Life Sciences, Inc.)

- Caliper Life Sciences GmbH, incorporated in Germany (wholly owned subsidiary of Caliper Life Sciences, Inc.)

- Caliper Life Sciences AG, incorporated in Switzerland (wholly owned subsidiary of Caliper Life Sciences, Inc.)

- Caliper Life Sciences Ltd., incorporated in the United Kingdom (wholly owned subsidiary of Caliper Life Sciences, Inc.)

- Caliper Life Sciences Ltd., incorporated in Canada (wholly owned subsidiary of Caliper Life Sciences, Inc.)

- NovaScreen Biosciences Corporation, incorporated in Delaware (wholly owned subsidiary of Caliper Life Sciences, Inc.)

- Marizyme Corporation, incorporated in Delaware (wholly owned subsidiary of NovaScreen Biosciences Corporation)

- Oceanix Biosciences Company, incorporated in Delaware (wholly owned subsidiary of NovaScreen Biosciences Corporation)